EXHIBIT 99.1
FORM OF PROXY
Republic Bancshares of Texas, Inc.
SPECIAL MEETING OF SHAREHOLDERS
                                        , 2006
     The undersigned hereby appoint(s)                                          and                                           or either of them, the true and lawful attorneys-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at a Special Meeting of shareholders of Republic Bancshares of Texas, Inc. (“Republic”) to be held at 14604 Northwest Freeway, Houston, Texas 77040, at ___ ___.m., local time, on                                         , 2006, and at any and all adjournments thereof, the number of [common] [preferred] shares of Republic held by the undersigned on                     , 2006, (the “Record Date”) which the undersigned would be entitled to vote if then personally present, for the following purposes:
     1. Proposal to approve the Agreement and Plan of Reorganization dated as of April 13, 2006, as amended as of May 16, 2006, which provides for the merger of Republic into Trustmark Corporation, all and subject to the terms and conditions contained therein.

[ ] Approve	[ ] Disapprove	[ ] Abstain
     2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments thereof.
     THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC, WILL BE VOTED FOR PROPOSAL 1 UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE SPECIAL MEETING PURSUANT TO THE AUTHORITY GRANTED IN ITEM 2.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
TO APPROVE THE MERGER AGREEMENT
     Your vote is important. Accordingly, even if you plan to attend the Special Meeting, please date the Proxy and sign your name exactly as it appears on the stock records of Republic and return this Proxy to Republic in the enclosed envelope. When shares are held by joint tenants, both are requested to sign. This Proxy may be revoked prior to its exercise by following the procedures set out in the attached Proxy Statement/Prospectus. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signed as a corporation, please sign full corporate name by authorized officer.

Signature

Date

Signature if held jointly

Date

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY,
USING THE ENCLOSED ENVELOPE.